Exhibit 10.1

CHART INDUSTRIES, INC.

AMENDMENT NO. 4

TO

EMPLOYMENT AGREEMENT

This Amendment No. 4 (the “Amendment”) to the Employment Agreement, dated February 26, 2008 and subsequently amended effective January 1, 2009, January 1, 2010 and January 1, 2012 (the “Agreement”), by and between Chart Industries, Inc. (the “Company”) and Samuel F. Thomas (“Executive”), is effective January 1, 2013.

WITNESSETH:

WHEREAS, the Company and the Executive desire to amend the Agreement; and

WHEREAS, the parties reserved the right to amend the Agreement pursuant to Section 13.c thereof.

NOW, THEREFORE, pursuant to Section 13.c of the Agreement, and effective as of January 1, 2013, the parties hereby amend the Agreement as follows:

1. In Section 3 of the Agreement, delete the dollar amount “$700,000” and replace with “$735,000”.

2. In Section 4 of the Agreement delete the phrase “of one hundred thirty percent (130%) of the Executive’s Base Salary (with it being understood that one hundred thirty percent (130%) of the Executive’s Base Salary is the “Target”)” in its entirety and replace it with “of one hundred twenty percent (120%) of the Executive’s Base Salary (with it being understood that one hundred twenty percent (120%) of the Executive’s Base Salary is the “Target”)”.

3. Except as set forth herein, the Agreement is not modified or amended hereby.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment.

CHART INDUSTRIES, INC. (“Company”)		SAMUEL F. THOMAS (“Executive”)

By:	/s/ Michael F. Biehl	/s/ Samuel F. Thomas

Name:	Michael F. Biehl
Title:	Executive Vice President, Chief Financial Officer and Treasurer